JAVELIN MORTGAGE INVESTMENT CORP. REPORTS Q2 2015
CORE INCOME OF $3.6 MILLION

VERO BEACH, Fla. - July 31, 2015 - JAVELIN Mortgage Investment Corp. (NYSE: JMI) (“JAVELIN” or the “Company”) today announced financial results for the quarter ended June 30, 2015.

Q2 2015 Highlights and Financial Information

•
Q2 2015 Core Income, including drop income (as defined below), of $3.6 million, or $0.30 per Common share, which represents a 10.84% return on stockholders' equity at the beginning of the quarter and exceeds dividends paid in the quarter

•	Estimated taxable Real Estate Investment Trust (“REIT”) income of approximately $3.6 million

•	Q2 2015 Generally Accepted Accounting Principles (“GAAP”) net income of approximately $17.2 million, or $1.44 per Common share

•	Stockholders’ equity as of June 30, 2015, was approximately $133.1 million, or $11.17 per Common share

•	June 30, 2015 “leverage” (debt to stockholders’ equity) was 6.63 to 1 [6.83 to 1, including (“to-be-announced”) TBA Agency Securities purchased forward]

•	Q2 2015 average yield on assets of 3.35% and average net interest margin of 2.19%

•	Q2 2015 annualized average principal repayment rate (CPR) on Agency Securities of 5.15%

•	Q2 2015 weighted average Common shares were approximately 11,956,000

•
Additional updated information on the Company's investment, financing and hedge positions can be found in JAVELIN’s most recent “Company Update.” JAVELIN posts unaudited and unreviewed Company Updates each month on www.javelinreit.com.

Q2 2015 Results

Core Income, Including Drop Income
Core Income, including drop income, for the quarter ended June 30, 2015, was approximately $3.6 million. “Core Income” represents a non-GAAP measure and is defined as net income excluding impairment losses, gains or losses on sales of securities and early termination of derivatives, unrealized gains or losses on derivatives and U.S. Treasury Securities and certain non-recurring expenses, inclusive of drop income. Core Income may differ from GAAP net income, which includes the unrealized gains or losses of the Company’s derivative instruments and the gains or losses on Agency Securities and Non-Agency Securities and U.S. Treasury Securities.

The Company entered into TBA dollar roll transactions that generate “drop income.” Drop income is defined as the difference in price between two TBA contracts with the same terms but different settlement dates. Drop income is the economic equivalent of the assumed net interest spread (yield less financing costs) and is calculated as the difference between the spot price for regular settlement and the forward settlement price on trade date.

- MORE -

JAVELIN Mortgage Investment Corp. Reports Q2 2015 Core Income of $3.6 million

July 31, 2015

Estimated Taxable REIT Income
Estimated taxable REIT income for the quarter ended June 30, 2015, was approximately $3.6 million. The Company is required and intends to timely distribute substantially all taxable REIT income in order to maintain REIT status for tax purposes. Taxable REIT income and GAAP net income will generally differ primarily because of the non-taxable unrealized changes in the value of the Company’s Non-Agency Securities portfolio and derivatives, which the Company uses as economic hedges. These gains/losses on Non-Agency Securities and derivatives are included in GAAP net income, whereas valuation changes are not included in taxable REIT income.

GAAP Net Income (Loss)
For the purposes of computing GAAP net income (loss), the change in fair value of the Company’s derivatives is reflected in current period net income, while the change in fair value of its Agency Securities is reflected in its statement of comprehensive income (loss). GAAP net income for Q2 2015 was approximately $17.2 million, including net realized gains on Agency Securities and Non-Agency Securities totaling approximately $0.7 million. Different book and tax accounting methods for Non-Agency Securities result in different timing for recognizing gains/losses.

Dividends
The Company paid dividends of $0.09 per Common share of record for each month of Q2 2015, resulting in payments to stockholders of approximately $3.2 million. The Company had estimated taxable REIT income of $3.6 million in Q2 2015. The Company’s taxable REIT income and dividend requirements to maintain our REIT status are determined on an annual basis. Dividends in excess of taxable REIT income for the year (including amounts carried forward from prior years) will generally be treated as a non-taxable return of capital to Common stockholders. Our REIT dividend requirements are based on the amount of our taxable REIT income.

Portfolio
As of June 30, 2015, the Company’s Agency Securities portfolio consisted of fixed rate Fannie Mae and Freddie Mac mortgage securities valued at approximately $728.2 million on a trade date basis. The Company’s Non-Agency Securities portfolio was valued at $253.5 million at quarter end. During Q2 2015, the annualized yield on average assets was 3.35%, and the annualized cost of funds on average liabilities (including realized cost of hedges) was 1.16%, resulting in a net interest margin of 2.19%.

Portfolio Financing, Leverage and Interest Rate Hedges
As of June 30, 2015, the Company financed its portfolio with approximately $883.3 million of borrowings under repurchase agreements. The Company’s leverage ratio was 6.63 to 1 (6.83 to 1, including TBA Agency Securities purchased forward). As of June 30, 2015, the Company’s liquidity totaled $36.0 million, consisting of $30.3 million of cash, plus approximately $5.7 million of unpledged Securities (including Securities received as collateral).

As of June 30, 2015, the Company’s repurchase agreements had a weighted average maturity of approximately 33 days. The Company had a notional amount of approximately $691.3 million (of which $225.0 million become effective within 9 months) of various maturities of interest rate swap contracts with a weighted average swap rate of 1.55%.

- MORE -

JAVELIN Mortgage Investment Corp. Reports Q2 2015 Core Income of $3.6 million

July 31, 2015

Regulation G Reconciliation
Estimated taxable REIT income is calculated according to the requirements of the Internal Revenue Code (“the Code”) rather than GAAP. The Company plans to distribute at least 90% of its taxable REIT income in order to maintain its tax qualification as a REIT under the Code. The Company believes that estimated taxable REIT income is useful to investors because it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT tax qualification status. However, because taxable REIT income is an incomplete measure of the Company’s financial performance and involves differences from net income computed in accordance with GAAP, taxable REIT income should be considered as supplementary to, and not as a substitute for, the Company’s net income computed in accordance with GAAP as a measure of the Company’s financial performance.

The following table reconciles the Company’s results from operations to estimated taxable REIT income and Core Income for the quarter ended June 30, 2015:

Quarter Ended June 30, 2015 (in thousands)
GAAP net income	$17,229
Net book/tax differences on Non-Agency Securities	(689)
Loss on sale of Securities	3
Amortization of deferred hedging costs	(222)
Changes in interest rate contracts	(12,755)
Other	1
Estimated taxable REIT income	$3,567
TBA drop income	41
Core Income	$3,608

Common Stock
During Q2 2015, the Company repurchased 80,913 shares of Common stock pursuant to its Repurchase Program at a weighted average cost of $7.57 per share and also issued 683 shares of Common stock under its dividend reinvestment plan at a weighted average price of $7.82 per share. As of June 30, 2015, there were 11,917,038 Common shares outstanding.

Conference Call
As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q2 2015 operating results on Monday, August 3, 2015, at 9:30 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://www.webcaster4.com/Webcast/Page/954/9833. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.javelinreit.com.

- MORE -

JAVELIN Mortgage Investment Corp. Reports Q2 2015 Core Income of $3.6 million

July 31, 2015

JAVELIN Mortgage Investment Corp.
JAVELIN is a Maryland corporation that invests primarily in fixed rate Agency and fixed rate and hybrid adjustable rate non-Agency residential mortgage-backed securities. JAVELIN is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”). JAVELIN Mortgage Investment Corp. has elected to be taxed as a REIT under the Code for U.S. Federal income tax purposes.

Safe Harbor
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Additional Information and Where to Find It
Investors, security holders and other interested persons may find JAVELIN’s most recent Form 10-Q and other additional information regarding the Company at the SEC’s website at www.sec.gov, or the Company website www.javelinreit.com, or by directing requests to: JAVELIN Mortgage Investment Corp., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

CONTACT: investors@javelinreit.com

James R. Mountain
Chief Financial Officer
JAVELIN Mortgage Investment Corp.
(772) 617-4340

- END -